UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 23, 2007

Optium Corporation

(Exact Name of Company as Specified in Charter)

Delaware	001-33109	59-3684497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Precision Road Horsham, PA 19044	19044
(Address of Principal Executive Offices)	(Zip Code)

(267) 803-3800

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Agreement

On May 17, 2007, Optium Corporation (the “Company”) entered into procurement agreement (the “Agreement”) with Scientific-Atlanta, Inc. (“SA”).  The Agreement provides for the terms under which SA may purchase certain of the Company’s cable TV and fiber to the home products.  The Agreement is for approximately three years.  The Agreement also contains standard purchase terms and conditions, including provisions regarding delivery, payment, indemnification, confidentiality and ownership of intellectual property.

The description of the Agreement contained in this item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.  See Exhibit index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIUM CORPORATION

	By:	/s/ Christopher E. Brown
Name: Christopher E. Brown
Title: General Counsel, Vice President of Corporate Development and Secretary

Date: May 23, 2007

Index to Exhibits

Exhibit No.	Description

10.1†	Procurement Agreement between Optium Corporation and Scientific-Atlanta, Inc. dated May 17, 2007

†                                          Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.